Exhibit 99.1

Netscout Systems Reports Financial Results for Second Quarter Fiscal Year 2013

Revenue Up Year-over-Year: 16% GAAP; 17% Non-GAAP

Net Income Up Year-over-Year: 41% GAAP; 40% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--October 18, 2012--NetScout Systems, Inc. (NASDAQ: NTCT):

Q2 FY 2013
	GAAP	Non-GAAP
Revenue	$84.5 million	$84.7 million
Net income	$9.9 million	$14.4 million
Net Income per share	$0.23	$0.34

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced application and service assurance solutions, today announced financial results for its second quarter of fiscal year 2013 ended September 30, 2012.

“We had good second quarter results, with strong bookings driving year-over-year non-GAAP revenue growth of 17%. Overall, we made good progress with the first half of fiscal year 2013 with total new business bookings up 15% over last year, despite the current global economic headwinds,” said Anil Singhal, President and CEO of NetScout Systems. “We are on track with product development and enhancements to our product suite in support of our Unified Service Delivery Management strategy. We continue to win significant new projects in the service provider space as wireless carriers continue to adopt our market leading IP solutions to help them manage the delivery of critical services over next generation architectures. We are progressing according to plan with the integration of technologies we acquired from Accanto Systems in our quest to provide our customers with a complete solution supporting legacy voice, Voice over IP and next generation VoLTE network environments.” In addition, said Mr. Singhal, “Based on our solid first half results, we are reaffirming our annual revenue guidance and raising the low end of EPS guidance for fiscal year 2013.”

Total GAAP revenue for the second quarter was $84.5 million; non-GAAP revenue was $84.7 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the second quarter, on a GAAP and non-GAAP basis was $46.2 million. Service revenue on a GAAP basis was $38.4 million and non-GAAP service revenue was $38.5 million.

GAAP net income for the second quarter was $9.9 million, or $0.23 per diluted share. GAAP income from operations was $16.9 million. On a non-GAAP basis, net income for the quarter was $14.4 million, or $0.34 per diluted share, and non-GAAP income from operations was $23.8 million.

Financial Highlights:

For the second quarter:

  GAAP revenue increased 16% year-over-year and increased 11% sequentially. Non-GAAP revenue increased 17% year-over-year and increased 11% sequentially.
  GAAP and non-GAAP product revenue increased 21% year-over-year and increased 15% sequentially.
  GAAP and non-GAAP service revenue increased 11% year-over-year and increased 6% sequentially.
  GAAP operating margin was 20%, up four points from 16% a year ago and up 9 points sequentially. Non-GAAP operating margin was 28%, up five points from 23% a year ago and up 11 points sequentially.
  As of September 30, 2012 cash and cash equivalents and short and long-term marketable securities were $235.6 million, down $3.6 million from $239.2 million as of the end of the prior quarter. Since March 31, 2012 cash and securities increased $22.1 million.

In addition:

  During the quarter NetScout acquired assets and technology from Accanto Systems, based in Modena Italy, providing service assurance products for telecommunications service providers which enable carriers to monitor and manage the delivery of voice services over converged, next-generation telecom architectures. The acquisition will broaden NetScout’s capabilities for legacy voice environments and for next generation network voice services, including Voice over IP (VoIP) and Voice over Long Term Evolution (VoLTE).

Guidance:

For fiscal year 2013, we are reiterating the GAAP and non-GAAP revenue guidance issued on April 26, 2012. We expect GAAP and non-GAAP revenue to be in the range of $340 million to $355 million. We have raised the low end of GAAP net income per diluted share to be in the range of $0.94 to $1.00 and non-GAAP net income per share to be between $1.24 and $1.30.

For fiscal year 2013, the non-GAAP net income per diluted share expectation excludes the acquisition accounting adjustment to fair value of approximately $300 thousand for deferred revenue, forecasted share-based compensation expenses of approximately $9.5 million, estimated amortization of acquired intangible assets of approximately $7.3 million, compensation for post combination services of approximately $1.2 million, restructuring charges of approximately $1.1million, business development charges of approximately $1.2 million and the related impact of these adjustments on the provision for income taxes of $7.6 million.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing (866)701-8242 for U.S./Canada and (763)416-6912 for international callers and using conference ID: 39732679. A replay of the call will be available after 11:30 a.m. ET on October 18 for approximately one week. The number for the replay is (855)859-2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is: 39732679.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue and net income per diluted share. Non-GAAP results eliminate the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation and removing expenses related to the amortization of acquired intangible assets, the GAAP effects of stock-based compensation, and restructuring charges. Non-GAAP results also exclude certain expenses relating to acquisitions including compensation for post combination services and business development charges. Non-GAAP results also exclude the related impact of all these adjustments on the provision for income taxes.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisitions. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 28 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 148 service providers, on over one million physical and 2,000 virtual network segments to assure the network, applications, and service delivery to their users and customers. For more information about NetScout go to www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal 2013, and the expected effect of the acquisition of Accanto Systems' assets and technology, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics, Fox Replay, Simena and Accanto Systems, and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2012 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Product	$46,162	$38,080	$86,424	$67,611
Service	38,383	34,544	74,482	68,309
Total revenue	84,545	72,624	160,906	135,920

Cost of revenue:
Product	10,330	9,061	20,400	16,708
Service	6,611	6,516	13,404	12,765
Total cost of revenue	16,941	15,577	33,804	29,473

Gross profit	67,604	57,047	127,102	106,447

Operating expenses:
Research and development	15,201	11,160	29,278	22,480
Sales and marketing	26,743	26,854	56,892	53,626
General and administrative	6,975	7,037	13,532	13,571
Amortization of acquired intangible assets	645	494	1,231	976
Restructuring charges	1,153	-	1,066	-
Total operating expenses	50,717	45,545	101,999	90,653

Income from operations	16,887	11,502	25,103	15,794
Interest and other expense, net	(116)	(835)	(472)	(1,234)
Income before income tax expense	16,771	10,667	24,631	14,560
Income tax expense	6,861	3,616	9,713	5,110
Net income	$9,910	$7,051	$14,918	$9,450

Basic net income per share	$0.24	$0.17	$0.36	$0.22
Diluted net income per share	$0.23	$0.17	$0.35	$0.22
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,695	42,258	41,718	42,433
Net income per share - diluted	42,344	42,720	42,400	43,061

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011

GAAP Revenue	$84,545	$72,624	$160,906	$135,920
Deferred revenue fair value adjustment	133	20	271	40
Non-GAAP Revenue	$84,678	$72,644	$161,177	$135,960

GAAP Gross profit	$67,604	$57,047	$127,102	$106,447
Deferred revenue fair value adjustment	133	20	271	40
Shared-based compensation expense (1)	153	88	268	200
Amortization of acquired intangible assets (2)	1,485	1,099	2,902	2,197
Business development and integration expense (3)	-	-	-	4
Non-GAAP Gross profit	$69,375	$58,254	$130,543	$108,888

GAAP Income from operations	$16,887	$11,502	$25,103	$15,794
Deferred revenue fair value adjustment	133	20	271	40
Shared-based compensation expense (1)	2,532	1,788	4,779	3,947
Amortization of acquired intangible assets (2)	2,130	1,593	4,133	3,173
Business development and integration expense (3)	474	1,502	831	2,104
Compensation for post combination services (4)	442	-	814	-
Restructuring charges	1,153	-	1,066	-
Non-GAAP Income from operations	$23,751	$16,405	$36,997	$25,058

GAAP Net income	$9,910	$7,051	$14,918	$9,450
Deferred revenue fair value adjustment	133	20	271	40
Shared-based compensation expense (1)	2,532	1,788	4,779	3,947
Amortization of acquired intangible assets (2)	2,130	1,593	4,133	3,173
Business development and integration expense (3)	474	1,871	831	2,473
Compensation for post combination services (4)	442	-	814	-
Restructuring charges	1,153	-	1,066	-
Income tax adjustments (5)	(2,330)	(2,004)	(4,242)	(3,299)
Non-GAAP Net income	$14,444	$10,319	$22,570	$15,784

GAAP Diluted Net income per share	$0.23	$0.17	$0.35	$0.22
Share impact of non-GAAP adjustments identified above	0.11	0.07	0.18	0.15
Non-GAAP Diluted net income per share	$0.34	$0.24	$0.53	$0.37

Shares used in computing non-GAAP diluted net income per share	42,344	42,720	42,400	43,061

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$66	$41	$115	$88
Cost of service revenue	87	47	153	112
Research and development	742	525	1,386	1,102
Sales and marketing	808	607	1,526	1,377
General and administrative	829	568	1,599	1,268
Total share-based compensation expense	$2,532	$1,788	$4,779	$3,947

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$1,485	$1,099	$2,902	$2,197
Operating expenses	645	494	1,231	976
Total amortization expense	$2,130	$1,593	$4,133	$3,173

(3) Business development and integration expense included in these amounts is as follows:
Cost of service revenue	$-	$-	$-	$4
Research and development	-	31	-	58
Sales and marketing	-	98	-	126
General and administrative	474	1,373	831	1,916
Other income (expense), net	-	369	-	369
Total business development and integration expense	$474	$1,871	$831	$2,473

(4) Compensation for post combination services included in these amounts is as follows:
Research and development	$442	$-	$814	$-

(5) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(2,608)	$(2,004)	$(4,520)	$(3,661)
Discrete tax adjustment	278	-	278	362
Total income tax adjustments	$(2,330)	$(2,004)	$(4,242)	$(3,299)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	September 30, 2012	March 31, 2012

Assets
Current assets:
Cash, cash equivalents and marketable securities	$229,990	$196,872
Accounts receivable, net	28,895	69,795
Inventories	8,343	8,021
Prepaid expenses and other current assets	19,055	14,999

Total current assets	286,283	289,687

Fixed assets, net	16,505	16,457
Goodwill and intangible assets, net	237,365	225,069
Deferred income taxes	13,908	17,892
Long-term marketable securities	5,615	16,644
Other assets	2,095	2,008

Total assets	$561,771	$567,757

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,344	$7,539
Accrued compensation	22,228	23,050
Accrued other	9,689	10,009
Deferred revenue	79,750	93,493

Total current liabilities	120,011	134,091

Deferred tax liability	1,961	1,410
Other long-term liabilities	5,212	7,175
Accrued long-term retirement benefits	1,873	1,990
Long-term deferred revenue	18,393	18,722
Long-term debt	62,000	62,000

Total liabilities	209,450	225,388

Stockholders' equity:
Common stock	49	48
Additional paid-in capital	245,882	237,289
Accumulated other comprehensive income	793	212
Treasury stock, at cost	(70,173)	(56,032)
Retained earnings	175,770	160,852

Total stockholders' equity	352,321	342,369

Total liabilities and stockholders' equity	$561,771	$567,757

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com